EXHIBIT 10(iv)

                                                                USTrust
                                                                USTrust Bank
                                                                30 Court Street
                                                                Boston, MA 02108


                                 October 3, 1997

Turbotec Products, Inc.
651 Day Hill Road
Windsor, Connecticut 05095
Attn:    Robert I. Lieberman, President

Gentlemen:

     Reference is made to our Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated October 31, 1994, together with all amendments and additions thereto (hereinafter called the "Agreement").
Notwithstanding the provisions of the Agreement, it is agreed, effective immediately, that the Agreement shall be amended as follows:

     Section 5.A of the Agreement is hereby stricken in its entirety and the following new Section 5.A substituted therefor:

          "A. Subject to the terms and provisions of this Agreement, the Bank hereby establishes a discretionary revolving line of credit in Borrower's favor in the amount set forth below, as determined by Bank from time to time hereafter. Bank may make such loans to Borrower, based upon such facts and circumstances existing at the time of the request, as from time to time Bank elects to make which are secured by Borrower's Inventory, Accounts and all other Collateral and the proceeds thereof. Without limiting the discretionary nature of Bank's obligation to make loans hereunder, or the demand feature of any loans that Bank does make hereunder, Borrower agrees that the aggregate unpaid principal of all loans outstanding at any one time shall not exceed the Borrowing Base. The term "Borrowing Base" as used herein shall mean the sum of the following:

               (a) up to eighty (80%) percent of the unpaid face amount of Qualified Accounts (as defined below) or such other percentage thereof as may from time to time be fixed by the Bank upon notice to Borrower, PLUS

               (b) the lesser of (i) $650,000.00, or (ii) up to (A) fifty (50%) percent of the cost or market value, whichever is lower, of all Eligible Inventory (as defined below) consisting of raw materials and twisted tubes, plus (B) the lesser of (1) $100,000.00, or (2) fifty (50%) percent of the cost or market value, whichever is lower, of all Eligible Inventory consisting of finished goods, MINUS

               (c) one hundred (100%) percent of the aggregate amount then undrawn on all letters of credit and acceptances issued by the Bank for the


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          account of the  Borrower;  but in no event shall the sum of all direct loans plus the sum of the aggregate amount undrawn on all letters of credit and acceptances be in excess of $1,800,000.00 (the "Credit
          Limit") or such other sum as may from time to time be fixed by the Bank upon notice to Borrower. All such loans shall bear interest and at the option of Bank shall be evidenced by demand notes in form
          satisfactory   to  Bank,   but  in  the  absence  of  notes  shall  be
          conclusively evidenced by the Bank's record of disbursements and repayments and shall be payable ON DEMAND. Interest will be charged to Borrower at a fluctuating rate which is the daily equivalent to the Base Lending Rate in effect from time to time, plus one (1%) percent per annum or at such other rate agreed on from time to time by the parties, upon any balance owing to Bank at the close of each day and shall be payable monthly in arrears, on the first day of each month, until the Bank makes demand; PROVIDED THAT Bank at all times reserves
          the  right   exercisable  in  Bank's  sole   discretion,   based  upon
          circumstances then existing, to adjust the margin over the Base Lending Rate payable by Borrower hereunder upon thirty (30) days notice to Borrower. The rate of interest payable by Borrower shall be changed effective as of that date in which a change in the Base Lending Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. The term "Base Lending Rate" as used herein and in any supplement and amendment hereto shall mean the rate of interest announced from time to time by Bank, at its head office, as its Base Lending Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank."

     Kindly note that the alterations contained herein do not in any way alter, release or change any other sections contained in the Agreement.

     Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning the same to the undersigned.

                                            Very truly yours,

                                            USTRUST


                                            By:/s/
                                               ---------------------------------
                                               D. Michael Murray, Vice President

UNDERSTOOD AND AGREED TO:

TURBOTEC PRODUCTS, INC.


By: /s/
    ---------------------------------------
    Robert I. Lieberman, President


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